UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2001

HYPERCOM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13521	86-0828608

(State or Other Jurisdiction	(Commission	(IRS Employer

of Incorporation)	File Number)	Identification No.)

2851 West Kathleen Road, Phoenix, Arizona	85053

(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code	(602) 504-5000

Not Applicable.

(Former Name or Former Address, if changed since last report.)

Item 5. Other Events.

     On August 2, 2001, Hypercom Corporation closed a $45 million financing package with a lending group led by Foothill Capital Corporation, a wholly-owned subsidiary of Wells Fargo & Company. The new debt facility replaces the Company’s existing principal lending facility. It will be used for general corporate purposes, including satisfaction of working capital and capital expenditure needs. Concurrent with the financing, the Company raised $18.4 million in privately-placed common equity.

DEBT FACILITY

The new lending facility has a total borrowing capacity of up to $45 million consisting of:

•	$25 million revolving loan with Foothills Capital Corporation; and

•	$20 million term loans with Ableco Finance LLC.

The borrowers are Hypercom Corporation and seven other domestic subsidiaries, and guarantors consist of two of the Company’s foreign subsidiaries and its microticket leasing subsidiary, Golden Eagle Leasing, Inc. (“Golden Eagle Leasing”).

     Terms of the Revolving Loan:

     The Revolving Facility has a term of 3 years, bears interest at the prime rate announced by Wells Fargo plus 2%, or 8%, whichever is greater, and provides for $6 million of letter of credit availability

     The borrowing base is the lesser of:

•	$25 million;

•	amount of Borrowers’ domestic collections over the 60 day period prior to closing; or

•	sum of 85% of eligible accounts, less dilutions, plus 85% of eligible foreign accounts, plus lesser of (i) $7.5 million, (ii) sum of 25% of raw inventory plus 50% of finished goods or (iii) 100% of liquidation value of Borrowers’ assets.

•	At closing, $12 million was available under this facility, after repayment of existing debt and payment of closing costs.

     Term Loans:

     The term loans consist of:

•	Term A: $5 million, due within one year of closing, with an interest rate of the greater of prime plus 3% or 10%. The first principal payment is due on the seventh month following closing, with six equal principal installments due thereafter.

•	Term B: $15 million, due within three years of closing, with an interest rate of the greater of prime plus 7% or 14%. The first principal payment is due on thirteenth month following closing, with $250,000 installments due until maturity, at which time all amounts are due thereunder.

•	On all loans, collateral includes a first priority security interest in all assets (except real property) of the Borrowers, including a pledge of stock of guarantor subsidiaries.

•	On all loans, events of default are customary and include breach of EBITDA and other financial covenants:

•	There are minimum EBITDA with Golden Eagle Leasing contribution and minimum EBITDA without Golden Eagle Leasing contribution provisions.

•	Tangible net worth must equal progressive thresholds set forth in the loan documents.

•	Senior debt and total debt to EBITDA ratios must equal 4:1.

     Various of the terms used above are defined in the loan documents.

     Fees:

     Fees payable under these facilities consist of:

•	Commitment fee of $250,000

•	Closing fee of $650,000

•	Annual fee of $450,000, if no term loans outstanding as of first anniversary of closing; $900,000 for each year in which the term loans are outstanding

•	Servicing fee of $10,000 per month

•	Unused revolving loan fee of .375% of unused portion of revolving loan.

     Warrants:

     In connection with the financing, Hypercom issued a Series C warrant to Abelco Holding LLC, parent of Abelco Finance, to purchase 375,000 shares of the Company’s Common Stock at an exercise price of $4.00 per share. The number of warrant shares increases by 350,000 for each six month period that the term loans remain outstanding. Additionally, the Company issued a Series D warrant to Roth Capital Partners LLC to purchase 312,477 shares of the Company’s Common Stock at an exercise price of $5.33 share, and paid Roth a fee of $2.5 million for acting as placement agent in the refinancing.

EQUITY INFUSION

     On July 30 and August 2, 2001:

•	On July 30, 2001, several individuals that purchased $3.4 million convertible notes in June of this year converted the notes into 1,088,342 shares of Hypercom’s common stock at a conversion price of $3.16 per share.

•	On August 2, 2001, some of those same individuals purchased 1,745,201 shares for $7.5 million, or $4.2975 per share.

•	On August 2, 2001, Michelle Investments LLC, which provided $15 million in interim debt financing (with warrants) to Hypercom in June of this year, purchased 2,475,248 shares for $7.5 million, or $3.03 per share.

     Funds from these stock purchases were used to pay off existing debt and for general working capital purposes.

     The foregoing transactions were effected pursuant to Section 4(2) of the Securities Act of 1933, governing non-public transactions. All of the investors are accredited investors within the meaning of Rule 501(a) under the Securities Act.

     See the press release attached as Exhibit 99.1 hereto, including the information under “Forward-Looking Statements.”

UPDATE ON SECURITIZATION

     On or about May 24, 2001, Golden Eagle Leasing securitized approximately $45 million of its equipment leases (based on total discounted contract balances as of the closing date). The securitization was accomplished through the sale by Golden Eagle Leasing of these receivables to a newly formed bankruptcy remote company, Golden Eagle Funding Corp. (“GEF”) and privately placed to accredited investors by Rothschild, Inc.

     GEF issued notes in the principal amount of approximately $32 million. The notes are secured by the lease receivables. The interest rate on the notes is 8.58% and the notes mature on November 16, 2006. There are additional credit enhancements, including excess collateralization (the notes are approximately 66% of the balance due on the underlying leases) and the funding of a reserve account (as of closing equal to approximately 4% of the balance due on the leases).

     MicroFinancial Incorporated, an unaffiliated entity (“MFI”), has been appointed as master servicer for the portfolio. Golden Eagle Leasing has been appointed subservicer and performs day to day subservicing. In the event of a default by Golden Eagle Leasing under the subservicing agreement, MFI would assume the responsibilities of servicer. Events of default include (i) the failure of Golden Eagle Leasing to comply with certain reporting requirements, (ii) if Hypercom is no longer the parent of Golden Eagle Leasing, (iii) if the average ratio of consolidated lease income of Golden Eagle Leasing to its consolidated interest expense is less than 1.2 to 1 and (iv) if Golden Eagle Leasing fails to have credit facilities in an aggregate amount of at least $20 million dollars at any time after August 24, 2001, and $30 million after January 24, 2001. Although there can be no assurance in this regard, Hypercom anticipates obtaining the $20 million in financing required by August 24, 2001, or obtaining an extension of this condition.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)     Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement dated July 31, 2001 by and among Hypercom Corporation, its subsidiaries and Foothill Capital Corporation.

10.2	Warrant to Abelco Holding LLC, dated August 2.

10.3	Warrant to Roth Capital Partners LLC, dated July 31, 2001.

10.4	Stock Purchase Agreement dated July 31, 2001 by and between Michelle Investments LLC and Hypercom Corporation.

10.5	Stock Purchase Agreement dated July 30, 2001 by and between Local Investors and Hypercom Corporation.

99.1	Press Release dated August 2, 2001.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERCOM CORPORATION

Date: August 9, 2001	/s/ Jonathon E. Killmer Jonathon E. Killmer Executive Vice President, Chief Financial Officer, Chief Operating Officer and Chief Administrative Officer and Secretary

Exhibit List

Exhibit Number	Description

10.1	Loan and Security Agreement dated July 31, 2001 by and among Hypercom Corporation, its subsidiaries and Foothill Capital Corporation.

10.2	Warrant to Abelco Holding LLC, dated August 2, 2001.

10.3	Warrant to Roth Capital Partners LLC, dated July 31, 2001.

10.4	Stock Purchase Agreement dated July 31, 2001 by and between Michelle Investments LLC and Hypercom Corporation.

10.5	Stock Purchase Agreement dated July 30, 2001 by and between Local Investors and Hypercom Corporation.

99.1	Press Release dated August 2, 2001.